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EN POINTE TECHNOLOGIES, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
EXHIBIT 11

                                                      THREE MONTHS ENDED
               BASIC                                      DECEMBER 31,
  (in thousands, except per share data)               --------------------
                                                       1997          1996
                                                      -------       -------
Net income                                            $ 1,139       $ 1,187
                                                      -------       -------
                                                      -------       -------
Basis for computation of basic earnings
per common:
Beginning balance of shares outstanding                 5,779         5,607

Weighted average number of shares
issued during the period                                   64            38
                                                      -------       -------
Total weighted shares outstanding during period         5,843         5,645
                                                      -------       -------
                                                      -------       -------
Earnings per share                                    $  0.19       $  0.21
                                                      -------       -------
                                                      -------       -------

                                                      THREE MONTHS ENDED
                 DILUTED                                  DECEMBER 31,
   (in thousands, except per share data)             ----------------------
                                                        1997         1996
                                                      -------       -------
Net income                                            $ 1,139       $ 1,187
                                                      -------       -------
                                                      -------       -------

Basis for computation of diluted earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period                               5,843         5,645

Weighted average (incremental) common
share equivalents after considering the effects
of options and warrants , exercised and
canceled during the period and after assumed
repurchase of treasury shares                             459           139
                                                      -------       -------
Total weighted shares                                   6,302         5,784
                                                      -------       -------
                                                      -------       -------
Earnings per share                                    $  0.18       $  0.21
                                                      -------       -------
                                                      -------       -------
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